 Dated: As of March 11, 2017

AQUILA CHURCHILL TAX-FREE FUND OF KENTUCKY
DISTRIBUTION PLAN

1.            The Plan.  This amended and restated Plan (the "Plan") is the written plan, contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), of AQUILA MUNICIPAL TRUST, with respect to its series AQUILA CHURCHILL TAX-FREE FUND OF KENTUCKY (the "Fund").  Part I of the Plan applies solely to the Front-Payment Class ("Class A") of shares of the Fund, Part II solely to the Level-Payment Class ("Class C"), Part III solely to the Financial Intermediary Class ("Class I Shares"), Part IV solely to the Transactional Class ("Class T Shares") and Part V to all classes.

2.            Disinterested Trustees.  While any Part of this Plan is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund shall be committed to the discretion of such disinterested Trustees.  Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Trustees.

Part I
Payments Involving Fund Assets Allocated to Front-Payment Shares

3.            Applicability.  This Part I of the Plan applies only to the Front-Payment Class ("Class A") of shares of the Fund (regardless of whether such class is so designated or is redesignated by some other name).

4.            Definitions for Part I.  As used in this Part I of the Plan, "Qualified Recipients" shall mean broker-dealers or others selected by Aquila Distributors LLC (the "Distributor"), including but not limited to any principal underwriter of the Fund, with which the Fund or the Distributor has entered into written agreements in connection with this Part I ("Class A Plan Agreements") and which have rendered assistance (whether direct, administrative, or both) in the distribution and/or retention of the Fund's Front-Payment Shares or servicing of shareholder accounts with respect to such shares.  "Qualified Holdings" shall mean, as to any Qualified Recipient, all Front-Payment Shares beneficially owned by such Qualified Recipient, or beneficially owned by its brokerage customers, other customers, other contacts, investment advisory clients, or other clients, if the Qualified Recipient was, in the sole judgment of the Distributor, instrumental in the purchase and/or retention of such shares and/or in providing  administrative assistance or other services in relation thereto.  "Administrator" shall mean Aquila Investment Management LLC, or any successor serving as administrator of the Fund.

5.            Certain Payments Permitted.  Subject to the direction and control of the Board of Trustees of the Fund, the Fund may make payments ("Class A Permitted Payments") to Qualified Recipients, which Class A Permitted Payments may be made directly, or through the Distributor or shareholder servicing agent as disbursing agent, which may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under this Part I of the Plan are not accruable or for any fiscal year which is not a full fiscal year) 0.15 of 1% of the average annual net assets of the Fund represented by the Front-Payment Class of shares.  Such payments shall be made only out of the Fund assets allocable to the Front-Payment Shares.  The Distributor shall have sole authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) the amount of Class A Permitted Payments, if any, to each Qualified Recipient provided that the total Class A Permitted Payments to all Qualified Recipients do not exceed the amount set forth above.  The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Front-Payment Shares, including without limitation, any or all of the following activities: answering customer inquiries regarding account status and history, and the manner in which purchases and redemptions of shares of the Fund may be effected; assisting shareholders in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to establish and maintain shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with customer orders to purchase or redeem shares; verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts; furnishing (either alone or together with other reports sent to a shareholder by such person) monthly and year end statements and confirmations of purchases and redemptions; transmitting, on behalf of the Fund, proxy statements, annual reports, updating prospectuses and other communications from the Fund to its shareholders; receiving, tabulating and transmitting to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and providing such other related services as the Distributor or a shareholder may request from time to time; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient.  Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient.  Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

6.            Reports.  While this Part I is in effect, the Fund's Distributor shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters:  (i) all Class A Permitted Payments made under Section 5 of the Plan, the identity of the Qualified Recipient of each payment, and the purposes for which the amounts were expended; and (ii) all fees of the Fund to the Distributor paid or accrued during such quarter.  In addition, if any such Qualified Recipient is an affiliated person, as that term is defined in the Act, of the Fund, the Adviser, the Administrator, the Distributor or the Fund's sub-adviser, such person shall agree to furnish to the Distributor for transmission to the Board of Trustees of the Fund an accounting, in form and detail satisfactory to the Board of Trustees, to enable the Board of Trustees to make the determinations of the fairness of the compensation paid to such affiliated person, not less often than  annually.

7.            Effectiveness, Continuation, Termination and Amendment.  To the extent required under the 1940 Act, this Part I of the Plan has been approved (i) by a vote of the Trustees, including those Trustees (the "Independent Trustees") who, at the time of such vote, were not "interested persons" (as defined in the 1940 Act) of the Fund and had no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan, with votes cast in person at a meeting called for the purpose of voting on Part I of the Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Front-Payment Class (or of any predecessor class or category of shares, whether or not designated as a class) and a vote of holders of at least a "majority" (as so defined) of the outstanding voting securities of the Level-Payment Class and/or of any other class whose shares are convertible into Front-Payment Shares.  This Part I is effective as of the date first above written and will, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Fund's Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance.  This Part I may be terminated at any time by the vote of a majority of the Independent Trustees or by shareholder approval of the class or classes of shares affected by this Part I as set forth in (ii) above.  This Part I may not be amended to increase materially the amount of payments to be made without shareholder approval of the class or classes of shares affected by this Part I as set forth in (ii) above, and all material amendments must be approved in the manner set forth in (i) above.

8.            Class A Plan Agreements.  In the case of a Qualified Recipient which is a principal underwriter of the Fund, the Class A Plan Agreement shall be the agreement contemplated by Section 15(b) of the 1940 Act since each such agreement must be approved in accordance with, and contain the provisions required by, the Rule.  In the case of Qualified Recipients which are not principal underwriters of the Fund, the Class A Plan Agreements with them shall be their agreements with the Distributor with respect to payments under this Part I, provided, however, that "Related Agreements" entered into under the distribution plan of the Fund in effect prior to the Fund's initial adoption of a multiple-class arrangement and not terminated at or prior to such date are deemed to be "Class A Plan Agreements" for purposes of this Part I and that, as and to the extent necessary to give effect to this proviso, defined terms used in such agreements shall be deemed to have the meanings assigned to their appropriate counterparts in this Part I and the provisions of such agreements, which shall otherwise remain in full force and effect, are deemed to be appropriately modified.

Part II
Payments Involving Fund Assets Allocated to Level-Payment Shares

9.            Applicability.  This Part II of the Plan applies only to the Level-Payment Class ("Class C") of shares of the Fund

(regardless of whether such class is so designated or is redesignated by some other name).

10.            Definitions for Part II.  As used in this Part II of the Plan, "Qualified Recipients" shall mean broker-dealers or others selected by Aquila Distributors LLC (the "Distributor"), including but not limited to any principal underwriter of the Fund, with which the Fund or the Distributor has entered into written agreements in connection with this Part II ("Class C Plan Agreements") and which have rendered assistance (whether direct, administrative, or both) in the distribution and/or retention of the Fund's Level-Payment Shares or servicing of shareholder accounts with respect to such shares.  "Qualified Holdings" shall mean, as to any Qualified Recipient, all Level-Payment Shares beneficially owned by such Qualified Recipient, or beneficially owned by its brokerage customers, other customers, other contacts, investment advisory clients, or other clients, if the Qualified Recipient was, in the sole judgment of the Distributor, instrumental in the purchase and/or retention of such shares and/or in providing  administrative assistance or other services in relation thereto.  "Administrator" shall mean Aquila Investment Management LLC, or any successor serving as administrator of the Fund.

11.            Certain Payments Permitted.  Subject to the direction and control of the Board of Trustees of the Fund, the Fund may make payments ("Class C Permitted Payments") to Qualified Recipients, which Class C Permitted Payments may be made directly, or through the Distributor or shareholder servicing agent as disbursing agent, which may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under this Part II of the Plan are not accruable or for any fiscal year which is not a full fiscal year) 0.75 of 1% of the average annual net assets of the Fund represented by the Level-Payment Class of shares.  Such payments shall be made only out of the Fund assets allocable to the Level-Payment Shares.  The Distributor shall have sole authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) the amount of Class C Permitted Payments, if any, to each Qualified Recipient provided that the total Class C Permitted Payments to all Qualified Recipients do not exceed the amount set forth above.  The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Level-Payment Shares, including without limitation, any or all of the following activities: answering customer inquiries regarding account status and history, and the manner in which purchases and redemptions of shares of the Fund may be effected; assisting shareholders in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to establish and maintain shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with customer orders to purchase or redeem shares; verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts; furnishing (either alone or together with other reports sent to a shareholder by such person) monthly and year end statements and confirmations of purchases and redemptions; transmitting, on behalf of the Fund, proxy statements, annual reports, updating prospectuses and other communications from the Fund to its shareholders; receiving, tabulating and transmitting to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and providing such other related services as the Distributor or a shareholder may request from time to time; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient.  Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient.  Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

12.            Reports.  While this Part II is in effect, the Fund's Distributor shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters:  (i) all Class C Permitted Payments made under Section 11 of the Plan, the identity of the Qualified Recipient of each payment, and the purposes for which the amounts were expended; and (ii) all fees of the Fund to the Distributor paid or accrued during such quarter.  In addition, if any such Qualified Recipient is an affiliated person, as that term is defined in the Act, of the Fund, the Adviser, the Administrator, the Distributor or the Fund's sub-adviser, such person shall agree to furnish to the Distributor for transmission to the Board of Trustees of the Fund an accounting, in form and detail satisfactory to the Board of Trustees, to enable the Board of Trustees to make the determinations of the fairness of the compensation paid to such affiliated person, not less often than  annually.

13.            Effectiveness, Continuation, Termination and Amendment.  To the extent required under the 1940 Act, this Part II has been approved (i) by a vote of the Trustees, including the Independent Trustees, with votes cast in person at a meeting called for the purpose of voting on Part II of the Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Level-Payment Class.  This Part II is effective as of the date first above written and will, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Fund's Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance.  This Part II may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Level-Payment Class.  This Part II may not be amended to increase materially the amount of payments to be made without shareholder approval of the class or classes of shares affected by this Part II as set forth in (ii) above, and all material amendments must be approved in the manner set forth in (i) above.

14.            Class C Plan Agreements.  In the case of a Qualified Recipient which is a principal underwriter of the Fund, the Class C Plan Agreement shall be the agreement contemplated by Section 15(b) of the 1940 Act since each such agreement must be approved in accordance with, and contain the provisions required by, the Rule.  In the case of Qualified Recipients which are not principal underwriters of the Fund, the Class C Plan Agreements with them shall be their agreements with the Distributor with respect to payments under this Part II, provided, however, that "Related Agreements" entered into under the distribution plan of the Fund in effect prior to the Fund's initial adoption of a multiple-class arrangement and not terminated at or prior to such date are deemed to be "Class C Plan Agreements" for purposes of this Part II and that, as and to the extent necessary to give effect to this proviso, defined terms used in such agreements shall be deemed to have the meanings assigned to their appropriate counterparts in this Part II and the provisions of such agreements, which shall otherwise remain in full force and effect, are deemed to be appropriately modified.

Part III
Payments Involving Fund Assets Allocated to Financial Intermediary Shares

15.            Applicability.  This Part III of the Plan applies only to the Financial Intermediary Class ("Class I") of shares of the Fund (regardless of whether such class is so designated or is redesignated by some other name).

16.            Definitions for Part III.  As used in this Part III of the Plan, "Qualified Recipients" shall mean broker-dealers or others selected by Aquila Distributors LLC (the "Distributor"), including but not limited to any principal underwriter of the Fund, with which the Fund or the Distributor has entered into written agreements in connection with this Part III ("Class I Plan Agreements") and which have rendered assistance (whether direct, administrative, or both) in the distribution and/or retention of the Fund's Financial Intermediary Shares or servicing of shareholder accounts with respect to such shares. "Qualified Holdings" shall mean, as to any Qualified Recipient, all Financial Intermediary Shares beneficially owned by such Qualified Recipient, or beneficially owned by its brokerage customers, other customers, other contacts, investment advisory clients, or other clients, if the Qualified Recipient was, in the sole judgment of the Distributor, instrumental in the purchase and/or retention of such shares and/or in providing  administrative assistance or other services in relation thereto.  "Administrator" shall mean Aquila Investment Management LLC, or any successor serving as administrator of the Fund.

17.            Certain Payments Permitted.  Subject to the direction and control of the Board of Trustees of the Fund, the Fund may make payments ("Class I Permitted Payments") to Qualified Recipients, which Class I Permitted Payments may be made directly, or through the Distributor or shareholder servicing agent as disbursing agent, which may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under this Part III of the Plan are not accruable or for any fiscal year which is not a full fiscal year) a rate fixed from time to time by the Board of Trustees, but not in excess of 0.25% of 1% of the average annual net assets of the Fund represented by the Class I Shares.  Such payments shall be made only out of the Fund assets allocable to the Financial

Intermediary Shares.  The Distributor shall have sole authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) the amount of Class I Permitted Payments, if any, to each Qualified Recipient provided that the total Class I Permitted Payments to all Qualified Recipients do not exceed the amount set forth above or such lesser amount as the Board of Trustees may determine.  The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Financial Intermediary Shares, including without limitation, any or all of the following activities: answering customer inquiries regarding account status and history, and the manner in which purchases and redemptions of shares of the Fund may be effected; assisting shareholders in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to establish and maintain shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with customer orders to purchase or redeem shares; verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts; furnishing (either alone or together with other reports sent to a shareholder by such person) monthly and year end statements and confirmations of purchases and redemptions; transmitting, on behalf of the Fund, proxy statements, annual reports, updating prospectuses and other communications from the Fund to its shareholders; receiving, tabulating and transmitting to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and providing such other related services as the Distributor or a shareholder may request from time to time; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient.  Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient.  Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

18.            Reports.  While this Part III is in effect, the Fund's Distributor shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters:  (i) all Class I Permitted Payments made under Section 17 of the Plan, the identity of the Qualified Recipient of each payment, and the purposes for which the amounts were expended; and (ii) all fees of the Fund to the Distributor paid or accrued during such quarter.  In addition, if any such Qualified Recipient is an affiliated person, as that term is defined in the Act, of the Fund, the Adviser, the Administrator, the Distributor or the Fund's sub-adviser, such person shall agree to furnish to the Distributor for transmission to the Board of Trustees of the Fund an accounting, in form and detail satisfactory to the Board of Trustees, to enable the Board of Trustees to make the determinations of the fairness of the compensation paid to such affiliated person, not less often than  annually.

19.            Effectiveness, Continuation, Termination and Amendment.
To the extent required under the 1940 Act, this Part III has been approved (i) by a vote of the Trustees, including the Independent Trustees, with votes cast in person at a meeting called for the purpose of voting on Part III of the Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Financial Intermediary Class.  This Part III is effective as of the date first above written and will, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Fund's Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance.  This Part III may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Financial Intermediary Class.  This Part III may not be amended to increase materially the amount of payments to be made without shareholder approval of the class or classes of shares affected by this Part III as set forth in (ii) above, and all material amendments must be approved in the manner set forth in (i) above.

20.            Class I Plan Agreements.  In the case of a Qualified Recipient which is a principal underwriter of the Fund, the Class I Plan Agreement shall be the agreement contemplated by Section 15(b) of the 1940 Act since each such agreement must be approved in accordance with, and contain the provisions required by, the Rule.  In the case of Qualified Recipients which are not principal underwriters of the Fund, the Class I Plan Agreements with them shall be their agreements with the Distributor with respect to payments under this Part III, provided, however, that "Related Agreements" entered into under the distribution plan of the Fund in effect prior to the effective date of this Part III and not terminated at or prior to such effective date may, at the Distributor's discretion, be deemed to be "Class I Plan Agreements" for purposes of this Part III and that, as and to the extent necessary to give effect to this proviso, defined terms used in such agreements shall be deemed to have the meanings assigned to their appropriate counterparts in this Part III and the provisions of such agreements, which shall otherwise remain in full force and effect, are deemed to be appropriately modified.

Part IV
Payments Involving Fund Assets Allocated to Transactional Shares

21.            Applicability.  This Part IV of the Plan applies only to the Transactional Class ("Class T") of shares of the Fund (regardless of whether such class is so designated or is redesignated by some other name).

22.            Definitions for Part IV.  As used in this Part IV of the Plan, "Qualified Recipients" shall mean broker-dealers or others selected by Aquila Distributors LLC (the "Distributor"), including but not limited to any principal underwriter of the Fund, with which the Fund or the Distributor has entered into written agreements in connection with this Part IV ("Class T Plan Agreements") and which have rendered assistance (whether direct, administrative, or both) in the distribution and/or retention of the Fund's Transactional Shares or servicing of shareholder accounts with respect to such shares.  "Qualified Holdings" shall mean, as to any Qualified Recipient, all Transactional Shares beneficially owned by such Qualified Recipient, or beneficially owned by its brokerage customers, other customers, other contacts, investment advisory clients, or other clients, if the Qualified Recipient was, in the sole judgment of the Distributor, instrumental in the purchase and/or retention of such shares and/or in providing  administrative assistance or other services in relation thereto.  "Administrator" shall mean Aquila Investment Management LLC, or any successor serving as administrator of the Fund.

23.            Certain Payments Permitted.  Subject to the direction and control of the Board of Trustees of the Fund, the Fund may make payments ("Class T Permitted Payments") to Qualified Recipients, which Class T Permitted Payments may be made directly, or through the Distributor or shareholder servicing agent as disbursing agent, which may not exceed, for any fiscal year of the Fund (as adjusted for any part or parts of a fiscal year during which payments under this Part I of the Plan are not accruable or for any fiscal year which is not a full fiscal year) 0.25 of 1% of the average annual net assets of the Fund represented by the Transactional Class of shares.  Such payments shall be made only out of the Fund assets allocable to the Transactional Shares.  The Distributor shall have sole authority (i) as to the selection of any Qualified Recipient or Recipients; (ii) not to select any Qualified Recipient; and (iii) the amount of Class T Permitted Payments, if any, to each Qualified Recipient provided that the total Class T Permitted Payments to all Qualified Recipients do not exceed the amount set forth above.  The Distributor is authorized, but not directed, to take into account, in addition to any other factors deemed relevant by it, the following: (a) the amount of the Qualified Holdings of the Qualified Recipient; (b) the extent to which the Qualified Recipient has, at its expense, taken steps in the shareholder servicing area with respect to holders of Transactional Shares, including without limitation, any or all of the following activities: answering customer inquiries regarding account status and history, and the manner in which purchases and redemptions of shares of the Fund may be effected; assisting shareholders in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to establish and maintain shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with customer orders to purchase or redeem shares; verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder designated accounts; furnishing (either alone or together with other reports sent to a shareholder by such person) monthly and year end statements and confirmations of purchases and redemptions; transmitting, on behalf of the Fund, proxy statements, annual reports, updating prospectuses and other communications from the Fund to its shareholders; receiving, tabulating and transmitting to the Fund proxies executed by shareholders with respect to meetings of shareholders of the Fund; and providing such other related services as the Distributor or a shareholder may request from time to time; and (c) the possibility that the Qualified Holdings of the Qualified Recipient would be redeemed in the absence of its selection or continuance as a Qualified Recipient.  Notwithstanding the foregoing two sentences, a majority of the Independent Trustees (as defined below) may remove any person as a Qualified Recipient.  Amounts within the above limits accrued to a Qualified Recipient but not paid during a fiscal year may be paid thereafter; if less than the full amount is accrued to all Qualified Recipients, the difference will not be carried over to subsequent years.

24.            Reports.  While this Part IV is in effect, the Fund's Distributor shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters:  (i) all Class T Permitted Payments made under Section 23 of the Plan, the identity of the Qualified Recipient of each payment, and the purposes for which the amounts were expended; and (ii) all fees of the Fund to the Distributor paid or accrued during such quarter.  In addition, if any such Qualified Recipient is an affiliated person, as that term is defined in the Act, of the Fund, the Adviser, the Administrator, the Distributor or the Fund's sub-adviser, such person shall agree to furnish to the Distributor for transmission to the Board of Trustees of the Fund an accounting, in form and detail satisfactory to the Board of Trustees, to enable the Board of Trustees to make the determinations of the fairness of the compensation paid to such affiliated person, not less often than  annually.

25.            Effectiveness, Continuation, Termination and Amendment.  To the extent required under the 1940 Act, this Part I of the Plan has been approved (i) by a vote of the Trustees, including those Trustees (the "Independent Trustees") who, at the time of such vote, were not "interested persons" (as defined in the 1940 Act) of the Fund and had no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan, with votes cast in person at a meeting called for the purpose of voting on Part IV of the Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the 1940 Act) of the outstanding voting securities of the Transactional Class and a vote of holders of at least a "majority" (as so defined) of the outstanding voting securities of the Transactional Class.  This Part IV is effective as of the date first above written and will, unless terminated as hereinafter provided, continue from year to year only so long as such continuance is specifically approved at least annually by the Fund's Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance.  This Part IV may be terminated at any time by the vote of a majority of the Independent Trustees or by shareholder approval of the class or classes of shares affected by this Part IV as set forth in (ii) above.  This Part IV may not be amended to increase materially the amount of payments to be made without shareholder approval of the class or classes of shares affected by this Part IV as set forth in (ii) above, and all material amendments must be approved in the manner set forth in (i) above.

26.            Class T Plan Agreements.  In the case of a Qualified Recipient which is a principal underwriter of the Fund, the Class T Plan Agreement shall be the agreement contemplated by Section 15(b) of the 1940 Act since each such agreement must be approved in accordance with, and contain the provisions required by, the Rule.  In the case of Qualified Recipients which are not principal underwriters of the Fund, the Class T Plan Agreements with them shall be their agreements with the Distributor with respect to payments under this Part IV.

Part V
Defensive Provisions

27.            Certain Payments Permitted.   Whenever the Administrator of the Fund (i) makes any payment directly or through the Fund's Distributor for additional compensation to dealers in connection with sales of shares of the Fund, which additional compensation may include payment or partial payment for advertising of the Fund's shares, payment of travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives and members of their families to locations within or outside of the United States, other prizes or financial assistance to securities dealers in offering their own seminars or conferences, or other items described in the Fund's prospectus, in amounts that will not exceed the amount of the sales charges in respect of sales of shares of the Fund effected through such participating dealers whether retained by the Distributor or reallowed to participating dealers, or (ii) bears the costs, not borne by the Distributor, of printing and distributing all copies of the Fund's prospectuses, statements of additional information and reports to shareholders which are not sent to the Fund's shareholders, or the costs of supplemental sales literature and advertising, such payments are authorized.

It is recognized that, in view of the bearing by the Administrator of certain distribution expenses, the profits, if any, of the Administrator are dependent primarily on the administration fees paid by the Fund to the Administrator and that its profits, if any, would be less, or losses, if any, would be increased due to the bearing by it of such expenses. If and to the extent that any such administration fees paid by the Fund might, in view of the foregoing, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by the Fund, the payment of such fees is authorized by the Plan.

28.            Certain Fund Payments Authorized.  If and to the extent that any of the payments listed below are considered to be "primarily intended to result in the sale of" shares issued by the Fund within the meaning of the Rule, such payments are authorized under this Plan: (i) the costs of the preparation of all reports and notices to shareholders and the costs of printing and mailing such reports and notices to existing shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of the preparation and setting in type of all prospectuses and statements of additional information, and the costs of printing and mailing of all prospectuses and statements of additional information to existing shareholders; (iii) the costs of the preparation, printing and mailing of all proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, statements of additional information, proxies and proxy statements; (v) all fees and expenses relating to the registration or qualification of the Fund and/or its shares under the securities or "Blue-Sky" laws of any jurisdiction; (vi) all fees under the Securities Act of 1933 and the 1940 Act, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of the preparation and mailing of confirmations of shares sold or redeemed or share certificates, and reports of share balances; (ix) all costs of responding to telephone or mail inquiries of investors; and (x) payments to financial intermediaries for shareholder and shareholder account services.

29.            Reports.  While Part V of this Plan is in effect, the Fund's sub-adviser, Administrator or Distributor shall report at least quarterly to the Fund's Trustees in writing for their review on the following matters:  (i) all payments made under Section 27 of this Plan; (ii) all costs of each item specified in Section 28 of this Plan (making estimates of such costs where necessary or desirable) during the preceding calendar or fiscal quarter; and (iii) all fees of the Fund to the Distributor, sub-adviser or Administrator paid or accrued during such quarter.

30.            Effectiveness, Continuation, Termination and Amendment.  To the extent required under the 1940 Act, this Part V of the Plan has, with respect to each class of shares outstanding, been approved (i) by a vote of the Trustees of the Fund and of the Independent Trustees, with votes cast in person at a meeting called for the purpose of voting on this Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the 1940 Act) of the outstanding voting securities of such class and a vote of holders of at least a "majority" (as so defined) of the outstanding voting securities of any class whose shares are convertible into shares of such class.  This Part V is effective as of the date first above written and will, unless terminated as hereinafter provided, continue in effect with respect to each class of shares to which it applies from year to  year only so long as such continuance is specifically approved with respect to that class at least annually by the Fund's Trustees and its Independent Trustees with votes cast in person at a meeting called for the purpose of voting on such continuance.  This Part V of the Plan may be terminated at any time with respect to a given class by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding voting securities of that class.  This Part V may not be amended to increase materially the amount of payments to be made without shareholder approval as set forth in (ii) above, and all material amendments must be approved in the manner set forth in (i) above.

--------------------------

31.            Additional Terms and Conditions.  This Plan and each Part of it shall also be subject to all applicable terms and conditions of Rule 18f-3 under the Act as now in force or hereafter amended.  Specifically, but without limitation, the provisions of Part V shall be deemed to be severable, within the meaning of and to the extent required by Rule 18f-3, with respect to each outstanding class of shares of the Fund.